Exhibit 3.1
Execution Version

THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
VIPER ENERGY PARTNERS LLC
Dated as of October 1, 2024

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ii

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THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
VIPER ENERGY PARTNERS LLC
A Delaware Limited Liability Company
This Third Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Viper Energy Partners LLC, dated as of October 1, 2024 (the “Effective Date”), is entered into by and among Viper Energy, Inc., a Delaware corporation (“Viper”), as Managing Member, Diamondback Energy, Inc., a Delaware corporation (“Diamondback”), Diamondback E&P LLC, a Delaware limited liability company (“Diamondback E&P”), and Tumbleweed Royalty IV, LLC, a Delaware limited liability company (“TWR IV”). In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:
RECITALS
WHEREAS, prior to the Effective Date the Company was governed by that certain Second Amended and Restated Limited Liability Company Agreement, dated as of May 9, 2018 (as amended, the “Previous Agreement”);
WHEREAS, Viper Energy Partners LP, a Delaware partnership (the “Partnership”) filed with the Secretary of State of Delaware to convert its legal form from a limited partnership to a corporation, which conversion was effective on November 13, 2023 (the “Conversion”), and pursuant to the Conversion, the Partnership was converted into Viper;
WHEREAS, Viper, Company, TWR IV SellCo Parent, LLC, a Delaware limited liability company, and TWR IV have entered into that certain Purchase and Sale Agreement, dated as of September 11, 2024 (the “PSA”), pursuant to which, among other things, the Company agreed to issue to TWR IV Units and amend and restate the Previous Agreement to reflect, among other things, the admission of TWR IV as a Member of the Company;
NOW, THEREFORE, the Previous Agreement is hereby amended and, as so amended, is restated in its entirety as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account at the end of each taxable period of the Company, after giving effect to the following adjustments: (a) credit to such Capital Account any amounts that such Member is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)) and (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Adjusted Property” means any property the Carrying Value of which has been adjusted pursuant to Section 5.3(d).
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.
“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).
“Agreed Value” of (a) a Contributed Property means the fair market value of such property or other consideration at the time of contribution and (b) an Adjusted Property means the fair market value of such Adjusted Property on the date of the Revaluation Event, in each case as determined by the Managing Member.
“Agreement” has the meaning set forth in the Preamble to this Agreement.
“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, manager, general partner or managing member or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest, (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
“Bad Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such Person, board or committee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was adverse to the interest of the Company.
“Book-Tax Disparity” means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Member’s share of the Company’s Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member’s Capital Account balance as maintained pursuant to Section 5.3 and the hypothetical balance of such Member’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the State of Texas shall not be regarded as a Business Day.
“Capital Account” means the capital account maintained for a Member pursuant to Section 5.3.
“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Member contributes to the Company or that is contributed or deemed contributed to the Company on behalf of a Member (including in the case of an underwritten offering of Class A Shares, the amount of any underwriting discounts and commissions).
“Carrying Value” means (a) with respect to a Contributed Property or Adjusted Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, Simulated Depletion, amortization and other cost recovery deductions charged to the Members’ Capital Accounts in respect of such property and (b) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. In the case of any oil and gas property (as defined in Section 614 of the Code), adjusted basis shall be determined pursuant to Treasury Regulation Section 1.613A-3(e)(3)(iii)(C). The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.3(d) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.
“Certificate” means a certificate, in such form as may be adopted by the Managing Member, issued by the Company evidencing ownership of one or more classes of Membership Interests.
“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on September 18, 2013, as such Certificate of Formation may be amended, supplemented or restated from time to time.
“Class A Share” means a share of Class A common stock, par value $0.000001 per share, of Viper.
“Class B Common Stock Option Agreement” means the Class B Common Stock Option Agreement, dated as of the Effective Date by and between Viper, the Company and TWR IV.
“Class B Share” means a share of Class B common stock, par value $0.000001 per share, of Viper.
“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
“Commission” means the United States Securities and Exchange Commission.

“Company” means Viper Energy Partners LLC, a Delaware limited liability company.
“Company Group” means, collectively, the Company and its Subsidiaries.
“Company Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).
“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.3(d), such property or other asset shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.
“Control” or “control” (including the terms “controlled” or “controlling”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Conversion” has the meaning set forth in the Recitals.
“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(xii).
“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.
“Diamondback” has the meaning set forth in the Preamble to this Agreement.
“Diamondback E&P” has the meaning set forth in the Preamble to this Agreement.
“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).
“Effective Date” has the meaning set forth in the Preamble to this Agreement.
“Exchange Agreement” means the Second Amended & Restated Exchange Agreement, dated as of the Effective Date by and among Viper, Diamondback, Diamondback E&P, the Company and TWR IV.
“Good Faith” means, with respect to any determination, action or omission, of any Person, board or committee, that such determination, action or omission was not taken in Bad Faith.
“Gross Liability Value” means, with respect to any Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i), the amount of cash that a willing assignor would pay to a willing assignee to assume such Liability in an arm’s-length transaction.

“Group” means two or more Persons that, with or through any of their respective Affiliates or Associates, have any contract, arrangement, understanding or relationship for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons), exercising investment power over or disposing of any Membership Interests with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Membership Interests.
“Group Member” means a member of the Company Group.
“Group Member Agreement” means the partnership agreement of any Group Member that is a limited or general partnership, the limited liability company agreement of any Group Member that is a limited liability company, other than the Company, the certificate of incorporation and bylaws or similar organizational documents of any Group Member that is a corporation, the joint venture agreement or similar governing document of any Group Member that is a joint venture and the governing or organizational or similar documents of any other Group Member that is a Person other than a limited or general partnership, limited liability company, corporation or joint venture, as such may be amended, supplemented or restated from time to time.
“Indemnitee” means (a) any Member, (b) any Person who is or was an Affiliate of such Member, (c) any Person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Group Member, a Member or any of their respective Affiliates, (d) any Person who is or was serving at the request of a Managing Member or any of its Affiliates as an officer, director, manager, managing member, general partner, employee, agent, fiduciary or trustee of another Person owing a fiduciary or similar duty to any Group Member; provided that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, (e) any Person who controls a Member and (f) any Person the Managing Member designates as an “Indemnitee” for purposes of this Agreement because such Person’s service, status or relationship exposes such Person to potential claims, demands, actions, suits or proceedings relating to the Company Group’s business and affairs.
“Liability” means any liability or obligation of any nature, whether accrued, contingent or otherwise.
“Liquidation Date” means the date on which any event giving rise to the dissolution of the Company occurs.
“Liquidator” means one or more Persons selected by the Managing Member to perform the functions described in Section 12.2 as liquidating trustee of the Company within the meaning of the Delaware Act.
“Lockup Expiration Date” means the date that is six months after the Effective Date.
“Managing Member” means Viper and its successors and permitted assigns that are admitted to the Company as the managing member of the Company, in its capacity as the managing member of the Company. The Managing Member is the sole managing member of the Company and the holder of the Managing Member Interest.

“Managing Member Interest” means the interest of the Managing Member in the Company (in its capacity as managing member without reference to any Membership Interest), evidenced by Units held by the Managing Member, and includes any and all rights, powers and benefits to which the Managing Member is entitled as provided in this Agreement, together with all obligations of the Managing Member to comply with the terms and provisions of this Agreement.
“Member” means any of the Managing Member and the Non-Managing Members.
“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).
“Member Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).
“Member Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Member Nonrecourse Debt.
“Membership Interest” means, as applicable, the Managing Member Interest and any Non-Managing Member Interests.
“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act (or any successor to such Section) and any other securities exchange (whether or not registered with the Commission under Section 6(a) of the Securities Exchange Act (or successor to such Section)) that the Managing Member shall designate as a National Securities Exchange for purposes of this Agreement.
“Net Agreed Value” means, (a) in the case of any Contributed Property, the Agreed Value of such Contributed Property reduced by any Liabilities either assumed by the Company upon such contribution or to which such Contributed Property is subject when contributed and (b) in the case of any property distributed to a Member by the Company, the Company’s Carrying Value of such property (as adjusted pursuant to Section 5.3(d)) at the time such property is distributed, reduced by any Liabilities either assumed by such Member upon such distribution or to which such property is subject at the time of distribution, in either case as determined and required by the Treasury Regulations promulgated under Section 704(b) of the Code.
“Net Income” means, for any taxable period, the excess, if any, of the Company’s items of income and gain for such taxable period over the Company’s items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3(b) and shall include Simulated Gain (as provided in Section 6.1(c)(iii)), but shall not include Simulated Depletion, Simulated Loss or items specially allocated under Section 6.1(b).
“Net Loss” means, for any taxable period, the excess, if any, of the Company’s items of loss and deduction for such taxable period over the Company’s items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3(b) and shall include Simulated Gain (as provided in Section

6.1(c)(iii)), but shall not include Simulated Depletion, Simulated Loss or any items specially allocated under Section 6.1(b).
“Non-Managing Member” means Diamondback, Diamondback E&P, TWR IV, and each additional Person other than the Managing Member that owns one or more Units.
“Non-Managing Member Interest” means an interest of a Non-Managing Member in the Company, evidenced by Units held by such Non-Managing Member, and includes any and all benefits to which such Member is entitled as provided in this Agreement, together with all obligations of such Member pursuant to the terms and provisions of this Agreement.
“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).
“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Members pursuant to Section 6.2(c) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.
“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including any expenditure described in Section 705(a)(2)(B) of the Code), Simulated Depletion or Simulated Loss that, in accordance with the principles of Treasury Regulation Section 1.704-2(b)(1), are attributable to a Nonrecourse Liability.
“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).
“Outstanding” means, with respect to Membership Interests, all Membership Interests that are issued by the Company and reflected as outstanding on the books and records as of the date of determination; provided that any Unit held by a Non-Managing Member shall not be entitled to vote and shall not be considered to be Outstanding for voting purposes under this Agreement.
“Partnership” has the meaning set forth in the Recitals.
“Partnership Representative” has the meaning set forth in Section 9.4(a).
“Percentage Interest” means as of any date of determination as to any Unitholder with respect to Units, the quotient obtained by dividing (i) the number of Units held by such Unitholder by (ii) the total number of Outstanding Units.
“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
“Previous Agreement” has the meaning set forth in the Recitals.
“Pro Rata” means (a) when used with respect to Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests and (b) when used with respect to Members or Record Holders, apportioned among all Members or Record Holders in accordance with their relative Percentage Interests.
“PSA” has the meaning set forth in the Recitals.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Company.
“Recapture Income” means any gain recognized by the Company (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.
“Record Date” means the date established by the Managing Member or otherwise in accordance with this Agreement for determining the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.
“Record Holder” means the Person in whose name any Membership Interest is registered in the books and records of the Company as of the Company’s close of business on a particular Business Day.
“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(b)(i), 6.1(b)(ii), 6.1(b)(iv), 6.1(b)(v), 6.1(b)(vi), 6.1(b)(vii), 6.1(b)(ix) and 6.1(c).
“Revaluation Event” means an event that results in an adjustment of the Carrying Value of each Company property pursuant to Section 5.3(d).
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.
“Simulated Basis” means the Carrying Value of any oil and gas property (as defined in Section 614 of the Code).
“Simulated Depletion” means, with respect to an oil and gas property (as defined in Section 614 of the Code), a depletion allowance computed in accordance with federal income tax principles set forth in Treasury Regulation Section 1.611-2(a)(1) (as if the Simulated Basis of the property was its adjusted tax basis) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2), applying the cost depletion method. For purposes of computing Simulated Depletion with respect to any oil and gas property (as defined in Section 614 of the Code), the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis. If the Carrying Value of an oil and gas property is adjusted pursuant to Section 5.3(d) during a taxable period, following such adjustment Simulated Depletion shall thereafter be calculated under the foregoing provisions based upon such adjusted Carrying Value.
“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of an oil or gas property (as defined in Section 614 of the Code) over the

Carrying Value of such property and determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).
“Simulated Loss” means the excess, if any, of the Carrying Value of an oil or gas property (as defined in Section 614 of the Code) over the amount realized from the sale or other disposition of such property and determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2).
“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, controls such partnership, directly or indirectly, at the date of determination or (c) any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
“Tax Election” has the meaning set forth in the Recitals.
“Tax Matters Partner” has the meaning set forth in Section 9.4(a).
“transfer” has the meaning set forth in Section 4.4(a).
“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.
“TWR IV” has the meaning set forth in the Preamble to this Agreement.
“Unit” means a limited liability company interest in the Company having the rights and obligations specified with respect to “Units” in this Agreement; provided that any Unit held by a Non-Managing Member shall not be entitled to vote and shall not be considered to be Outstanding for voting purposes under this Agreement.
“Unitholders” means the Record Holders of Units.
“Unrealized Gain” means, as of any date of determination, the excess, if any, attributable to any item of Company property, of (a) the fair market value of such property as of such date (as determined under Section 5.3(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date).
“Unrealized Loss” means, as of any date of determination, the excess, if any, attributable to any item of Company property, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.3(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.3(d)).
“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.
“Viper” has the meaning set forth in the Preamble to this Agreement.
Section 1.2    Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement. The Managing Member has the power to construe and interpret this Agreement and to act upon any such construction or interpretation. Any construction or interpretation of this Agreement by the Managing Member and any action taken pursuant thereto and any determination made by the Managing Member in good faith shall, in each case, be conclusive and binding on all Record Holders and all other Persons for all purposes.
ARTICLE II
ORGANIZATION
Section 2.1    Formation. The Company was formed as a limited liability company pursuant to the provisions of the Delaware Act. The Members hereby amend and restate the Previous Agreement in its entirety, effective as of the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act.
Section 2.2    Name. The name of the Company shall be “Viper Energy Partners LLC”. Subject to applicable law, the Company’s business may be conducted under any other name or names as determined by the Managing Member, including the name of the Managing Member. The words “limited liability company,” “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Non-Managing Member(s) of such change in the next regular communication to the Non-Managing Member(s).
Section 2.3    Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member, the registered office of the Company in the State of Delaware shall be located at 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Service Company. The principal office of the Company shall be located at 500 West Texas Avenue, Suite 100, Midland, Texas 79701 or such other place as the Managing Member may from time to time designate by notice to the other Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The address of the Managing Member shall be 500 West Texas Avenue, Suite 100, Midland, Texas 79701 or such other place as the Managing Member may from time to time designate by notice to the other Members.
Section 2.4    Purpose and Business. The purpose and nature of the business to be conducted by the Company shall be to (a) engage directly in, or enter into or form, hold and dispose of any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Managing Member, in its sole discretion, and that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity, and (b) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the Managing Member shall not cause the Company to engage, directly or indirectly, in any business activity that the Managing Member determines would be reasonably likely to cause the Company to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The Managing Member has no obligation or duty (including any fiduciary duty) to the Company or the other Members to propose or approve, and may decline to propose or approve, the conduct by the Company of any business in its sole discretion.
Section 2.5    Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.
Section 2.6    Term. The term of the Company commenced upon the filing of the Certificate of Formation in accordance with the Delaware Act and shall continue in existence until the dissolution of the Company in accordance with the provisions of Article XII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.
Section 2.7    Title to Company Assets. Title to the assets of the Company, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such assets of the Company or any portion thereof. Title to any or all assets of the Company may be held in the name of the Company, the Managing Member, one or more of its Affiliates or one or more nominees of the Managing Member or its Affiliates, as the Managing Member may determine. The Managing Member hereby declares and warrants that any assets of the Company for which record title is held in the name of the Managing Member or one or more of its Affiliates or one or more nominees of the Managing Member or its Affiliates shall be held by the Managing Member or such Affiliate or nominee for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Managing Member determines that the expense and difficulty of conveyancing makes transfer of record title to the Company impracticable) to be vested in the Company or one or more of the Company’s designated Affiliates as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the Managing Member or as soon thereafter as practicable, the Managing Member shall use reasonable efforts to effect the transfer of record title to the Company and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to any successor Managing Member. All assets of the Company shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such assets of the Company is held.
ARTICLE III
RIGHTS OF MEMBERS
Section 3.1    Limitation of Liability. The Members shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.
Section 3.2    Management of Business. Other than the Managing Member, no Member, in its capacity as such, shall participate in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.
Section 3.3    Outside Activities of Members. Each Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company Group. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any business ventures of any Member.
Section 3.4    Rights of Members.
ARTICLE IEach Member shall have the right, upon written request and at such Member’s own expense to obtain a copy of this Agreement and the Certificate of Formation and all amendments thereto.
(a)Each of the Members and each other Person or Group who acquires an interest in Membership Interests hereby agrees to the fullest extent permitted by law that they do not have any rights as Members to receive any information either pursuant to Section 18-305(a) of the Delaware Act or otherwise except for the right to obtain a copy of this Agreement and the Certificate of Formation set forth in Section 3.4(a).
ARTICLE IV
CERTIFICATES; RECORD HOLDERS; TRANSFER OF MEMBERSHIP INTERESTS
Section 4.1    Certificates. Notwithstanding anything to the contrary in this Agreement, unless the Managing Member shall determine otherwise in respect of some or all of any or all classes of Membership Interests, Membership Interests shall not be evidenced by certificates. Certificates that are issued, if any, shall be executed on behalf of the Company by the President, Chief Executive Officer or any Vice President and the Chief Financial Officer or the Secretary or any Assistant Secretary of the Company, or by the Managing Member.

Section 4.2    Unitholders. The names and addresses of the Members and number of Units of the Members are set forth on Exhibit A attached hereto and incorporated herein. The Managing Member is hereby authorized to complete or amend Exhibit A from time to time to reflect the admission of Members, the withdrawal of a Member, the forfeiture of some or all of the interests of a Member, the transfer of any Membership Interests, and the change of address and other information called for by Exhibit A related to any Member, and to correct, update or amend Exhibit A at any time and from time to time. Such completion, correction or amendment may be made from time to time as and when the Managing Member considers it appropriate.
Section 4.3    Record Holders. The Company and the Managing Member shall be entitled to recognize the Record Holder as the Member with respect to any Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such Membership Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law.
Section 4.4    Transfer by Members.
(a)The term “transfer,” when used in this Agreement with respect to a Membership Interest, shall mean a transaction by which the holder of a Membership Interest assigns all or any part of such Membership Interest to another Person who is or becomes a Member as a result thereof, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise (but not, in the case of the Membership Interests owned by the Managing Member, the pledge, grant of security interest, encumbrance, hypothecation or mortgage), including any transfer upon foreclosure or other exercise of remedies of any pledge, security interest, encumbrance, hypothecation or mortgage. For the avoidance of doubt, the Managing Member is permitted to pledge, encumber and/or grant a lien or other security interest in any or all of its Units.
(b)Except as expressly permitted by this Article IV, no Member may transfer all or any portion of its Units or other Membership Interests except with the written consent of the Managing Member (which may be granted or withheld in the Managing Member’s sole discretion); provided, further, that notwithstanding the foregoing and in addition to the requirements of Section 4.5, a Non-Managing Member may not transfer any of such Member’s Units (other than pursuant to and in accordance with the Exchange Agreement) unless the Company provides a written determination in Good Faith based on the most current practically available geological data that there is sufficient Unrealized Gain or Unrealized Loss (or to the extent necessary, items thereof) attributable to the Company assets to make an allocation pursuant to Section 6.1(b)(x) to cause the Capital Account balances of the Members to be equal to the same ratio as the Members’ Percentage Interests immediately prior to such transfer.
(c)Subject to the other provisions of this Article IV, any Non-Managing Member may exchange any of its Units for Class A Shares at any time and from time to time pursuant to the terms of the Exchange Agreement.

(d)Unless the Managing Member determines in Good Faith that a proposed transfer would violate Section 4.4 or Section 4.5, the Managing Member shall be deemed to have consented to a transfer of Units by (i) a Non-Managing Member to another Non-Managing Member or to an Affiliate of Diamondback or, (ii) solely with respect to TWR IV, to any single Affiliate of TWR IV, it being understood that in no event shall more than one Person hold such Units; provided, that in connection with any such transfer, the transferor shall transfer an equivalent number of Class B Shares (with respect to TWR IV, solely to the extent TWR IV has exercised its option to acquire any corresponding Class B Shares pursuant to the Class B Common Stock Option Agreement and such Class B Shares remain outstanding) to the transferee, in accordance with the terms of Viper’s governing documents.
(e)Any purported transfer of all or a portion of a Member’s Units or other Membership Interests not complying with this Article IV shall be void and shall not create any obligation on the part of the Company or the other Members to recognize that transfer or to deal with the Person to which the transfer purportedly was made.
Section 4.5    Restrictions on Transfers.
(a)Notwithstanding the other provisions of this Article IV, no transfer of any Membership Interests shall be made if such transfer would (A) violate the then-applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (B) terminate the existence or qualification of the Company under the laws of the jurisdiction of its formation; or (C) cause the Company to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed).
(b)The Managing Member may impose restrictions on the transfer of Membership Interests if it receives written advice of counsel that such restrictions are necessary or advisable to avoid a significant risk of the Company’s becoming taxable as a corporation or otherwise becoming taxable as an entity for federal income tax purposes (to the extent not already so treated or taxed). The Managing Member may impose such restrictions by amending this Agreement.
Section 4.6    TRW IV Restrictions on Transfers.
(a)Notwithstanding the other provisions of this Article IV, but subject to Section 4.6(c), TWR IV shall not transfer any of its Units (or take any action that would constitute a transfer if the transferee were admitted as a Member) other than (i) after the Lockup Expiration Date in exchange for Class A Shares pursuant to, and in accordance with, the Exchange Agreement or (ii) as permitted under Section 4.4(d).
(b)In addition to the restrictions on transfer set forth in this Agreement, but subject to Section 4.6(c), for a period commencing on the Effective Date and ending on the Lockup Expiration Date, TWR IV shall not (and shall not permit any of its Affiliates to) (i) offer for sale, sell, pledge, lend, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Shares or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing.
(c)For the avoidance of doubt, nothing in this Agreement shall prohibit or otherwise limit transfers of equity interest in any direct or indirect equity holder (including EnCap Investments, L.P. and its Affiliates) of TWR IV, except to the extent the purpose of such transfer is to enter into a transaction with respect to Units or Class A Shares that would be prohibited pursuant to Section 4.6(a) or (b).
ARTICLE V
CAPITAL CONTRIBUTIONS AND ISSUANCE OF MEMBERSHIP INTERESTS
Section 5.1    Capitalization. On and as of the Effective Date, the Members and number of Units of the Members are set forth on Exhibit A attached hereto and incorporated herein.
Section 5.2    Interest and Withdrawal. No interest shall be paid by the Company on Capital Contributions. No Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to profits, losses or distributions.
Section 5.3    Capital Accounts.
(a)(i)    The Company shall maintain for each Member (or a beneficial owner of Membership Interests held by a nominee, agent or representative in any case in which such nominee, agent or representative has furnished the identity of such beneficial owner to the Company in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing Member) owning a Membership Interest a separate Capital Account with respect to such Membership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The Capital Account shall in respect of each such Membership Interest be increased by (i) the amount of all Capital Contributions made to the Company with respect to such Membership Interest (including the amount paid to the Company for any Noncompensatory Option), (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with Section 5.3(b) and allocated with respect to such Membership Interest pursuant to Section 6.1, and (iii) the portion of any amount realized from the disposition of an oil and gas property that constitutes Simulated Gain allocated with respect to such Membership Interest in accordance with Section 6.1(c)(iii) and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Membership Interest, (y) all items of Company deduction and loss computed in accordance with Section 5.3(b) and allocated with respect to such Membership Interest pursuant to Section 6.1, and (z) Simulated Depletion and Simulated Loss in accordance with Section 6.1(c)(ii).
(ii)    The Capital Account balance of each Member on the date hereof is shown on Schedule 5.3(a).
(b)For purposes of computing the amount of any item of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss that is to be allocated pursuant to Article VI and is to be reflected in the Members’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose), provided, that:
(i)Solely for purposes of this Section 5.3, the Managing Member in its discretion may treat the Company as owning directly its share (as determined by the Managing Member based upon the provisions of the applicable Group Member Agreement or governing, organizational or similar documents) of all property owned by (x) any other Group Member that is classified as a partnership for federal income tax purposes and (y) any other partnership, limited liability company, unincorporated business or other entity classified as a partnership for federal income tax purposes of which a Group Member is, directly or indirectly, a partner, member or other equity holder.
(ii)All fees and other expenses incurred by the Company to promote the sale of (or to sell) a Membership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Members pursuant to Section 6.1.
(iii)The computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss shall be made (x) except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), without regard to any election under Section 754 of the Code that may be made by the Company and (y) as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes.
(iv)To the extent an adjustment to the adjusted basis of any Company asset pursuant to Section 734(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(v)In the event the Carrying Value of Company property is adjusted pursuant to Section 5.3(d), any Unrealized Gain resulting from such adjustment shall be treated as an item of gain and any Unrealized Loss resulting from such adjustment shall be treated as an item of loss.
(vi)Any income, gain, loss Simulated Gain or Simulated Loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company’s Carrying Value with respect to such property as of such date.
(vii)Any deductions for depreciation, amortization or other cost recovery attributable to any Contributed Property or Adjusted Property shall be determined using any reasonable method selected by the Managing Member in accordance with Section 704(c) and the Treasury Regulations and Section 6.2(c). Simulated Depletion will be computed in accordance with the provisions of the definition of Simulated Depletion.
(viii)The Gross Liability Value of each Liability of the Company described in Treasury Regulation Section 1.752-7(b)(3)(i) shall be adjusted at such times as provided in this Agreement for an adjustment to Carrying Values. The amount of any such adjustment shall be treated for purposes hereof as an item of loss (if the adjustment increases the Carrying Value of such Liability of the Company) or an item of gain (if the adjustment decreases the Carrying Value of such Liability of the Company).
(c)A transferee of a Membership Interest shall succeed to a Pro Rata portion of the Capital Account of the transferor relating to the Membership Interest so transferred.
(d)(i)    In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(h)(2), on an issuance of any Membership Interests for cash or Contributed Property, on an issuance of a Noncompensatory Option or the issuance of Membership Interests as consideration for the provision of services, the Capital Account of each Member and the Carrying Value of each Company property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property; provided, however, that in the event of the issuance of a Membership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Company capital represented by such Membership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Company property immediately after the issuance of such Membership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property and the Capital Accounts of the Members shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Membership Interests for a de minimis amount of cash or Contributed Property, or in the event of an issuance of a de minimis amount of Membership Interests as consideration for the provision of services, the Managing Member may determine that such adjustments are unnecessary for the proper administration of the Company. Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated (x) in accordance with Section 6.1(b)(x) and (y) thereafter to the Members, Pro Rata. In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Membership Interests (or, in the case of an issuance of a Noncompensatory Option, immediately after such issuance if required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the Managing Member using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the Managing Member may first determine an aggregate value for the assets of the Company that takes into account the current trading price of the Class A Shares, the fair market value of the Membership Interests at such time and the amount of Company Liabilities. The Managing Member may allocate such aggregate value among the individual properties of the Company (in such manner as it determines appropriate).
(ii)    In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(e), immediately prior to any actual distribution to a Member of any Company property (other than a distribution of cash that is not in redemption or retirement of a Membership Interest), the Capital Accounts of all Members and the Carrying Value of all Company property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property in the same manner as that provided in Section 5.3(d)(i). In determining such Unrealized Gain or Unrealized Loss the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to a distribution shall (A) in the case of a distribution that is not made pursuant to Section 12.4, be determined in the same manner as that provided in Section 5.3(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined by the Liquidator using such method of valuation as it may adopt.
(e)In connection with the issuance of Units to TWR IV, the Company shall adjust the Carrying Value of all Company property and the Capital Accounts of the non-contributing Members upwards to reflect any Unrealized Gain attributable to the Company property in the same manner as provided in Section 5.3(d) such that the Capital Accounts of such Members (taking into account the contribution of the Assets (as defined the PSA) by TWR IV to the Company) are in proportion to the Members’ Percentage Interests. If there is a purchase price adjustment made in Units pursuant to the PSA, the Company shall make corresponding adjustments to the Capital Accounts of the Members such that the Capital Accounts of the Members will remain in proportion to the Members’ Percentage Interests.
Section 5.4    Issuances of Additional Units.

(a)The Company is expressly authorized to issue additional Units for any Company purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the Managing Member shall determine, all without any further act, approval or vote of any Non-Managing Member.
(b)The Managing Member shall take all actions that it determines to be necessary or appropriate in connection with (i) each issuance of Units pursuant to this Section 5.4, (ii) reflecting admission of such additional Non-Managing Member(s) in the books and records of the Company (including Exhibit A hereto) as the Record Holders of such Non-Managing Member Interests and (iii) all additional issuances of Units. The Managing Member shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things that it determines to be necessary or appropriate in connection with any future issuance of Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.
(c)No fractional Units shall be issued by the Company.
Section 5.5    Issuances of Securities by the Managing Member. If the Managing Member issues any additional Class A Shares, the Managing Member shall contribute the net cash proceeds or other consideration received, if any, from the issuance of such additional Class A Shares in exchange for an equivalent number of Units. In addition, (a) if the Managing Member issues Class A Shares pursuant to the Exchange Agreement, the Company shall issue to the Managing Member an equivalent number of Units, such that the number of Units held by the Managing Member is equal to the number of Class A Shares outstanding, and (b) if the Managing Member issues Class A Shares pursuant to a distribution (including any split or combination) of Class A Shares to all of the holders of Class A Shares, the Company shall, as necessary, issue (i) to the Managing Member an equivalent number of Units, such that the number of Units held by the Managing Member is equal to the number of Class A Shares outstanding and (ii) to the Non-Managing Members a number of Units such that each of their percentage ownership of the Company is equal to that immediately prior to such issuance by the Managing Member. In the event that the Managing Member issues any additional Class A Shares and contributes the net cash proceeds or other consideration, if any, received from the issuance thereof to the Company, the Company is authorized to issue a number of Units equal to the number of Class A Shares so issued without any further act, approval or vote of any Member or any other Persons.
Section 5.6    Redemption, Repurchase or Forfeiture of Class A Shares. If, at any time, any Class A Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by the Managing Member, then, immediately prior to such redemption, repurchase or acquisition of Class A Shares, the Company shall redeem a number of Units held by the Managing Member equal to the number of Class A Shares so redeemed, repurchased or acquired, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Unit as such Class A Shares that are redeemed, repurchased or acquired.
Section 5.7    Issuance of Class B Shares. In the event that the Company issues Units to, or cancels Units held by, any Person other than the Managing Member, the

Managing Member shall issue Class B Shares to such Person or cancel Class B Shares held by such Person, as applicable, such that the number of Class B Shares held by such Person is equal to the number of Units held by such Person; provided, that, after the Lockup Expiration Date, the Managing Member may instead issue to such Person an option to acquire such number of Class B Shares.
Section 5.8    Fully Paid and Non-Assessable Nature of Units. All Units issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Units in the Company, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Act.
ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS
Section 6.1    Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company’s items of income, gain, loss, deduction, amount realized and Simulated Gain (computed in accordance with Section 5.3(b)) for each taxable period shall be allocated among the Members, and the Capital Accounts of the Members shall be adjusted for Simulated Depletion and Simulated Loss, as provided herein below.
(a)Net Income and Net Losses. After giving effect to the special allocations set forth in Section 6.1(b) and the Capital Account adjustments pursuant to Section 6.1(c)(ii), Net Income and Net Losses for each taxable period and all items of income, gain, loss, deduction, and, to the extent provided in Section 6.1(c)(iii), Simulated Gain taken into account in computing Net Income and Net Losses for such taxable period shall be allocated to the Members, Pro Rata.
(b)Special Allocations. Notwithstanding any other provision of this Section 6.1, the following special allocations shall be made for such taxable period in the following order:
(i)Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Company Minimum Gain during any Company taxable period, each Member shall be allocated items of Company income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(b) with respect to such taxable period (other than an allocation pursuant to Section 6.1(b)(vi) and Section 6.1(b)(vii)). This Section 6.1(b)(i) is intended to comply with the Company Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)Chargeback of Member Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(b)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company taxable period, any Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Company income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(b), each Member’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(b) with respect to such taxable period (other than an allocation pursuant to Section 6.1(b)(i), Section 6.1(b)(vi) and Section 6.1(b)(vii)). This Section 6.1(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(iii)[Reserved].
(iv)Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company gross income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement. This Section 6.1(c)(iv) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
(v)Gross Income Allocation. In the event any Member has a deficit balance in its Capital Account at the end of any taxable period in excess of the sum of (A) the amount such Member is required to restore pursuant to the provisions of this Agreement and (B) the amount such Member is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Member shall be specially allocated items of Company gross income, gain and Simulated Gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(v) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if Section 6.1(c)(iv) and this Section 6.1(c)(v) were not in this Agreement.
(vi)Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Members Pro Rata. If the Managing Member determines that the Company’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the other Members, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.
(vii)Member Nonrecourse Deductions. Member Nonrecourse Deductions for any taxable period shall be allocated 100% to the Member that bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Member in accordance with the ratios in which they share such Economic Risk of Loss.
(viii)Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Members agree that Nonrecourse Liabilities of the Managing Member in excess of the sum of (A) the amount of Company Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Members Pro Rata.
(ix)Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code (including pursuant to Treasury Regulation Section 1.734-2(b)(1)) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or Simulated Gain (if the adjustment increases the basis of the asset) or loss or Simulated Loss (if the adjustment decreases such basis) taken into account pursuant to Section 5.3, and such item of gain, loss, Simulated Gain or Simulated Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.
(x)Equalization of Capital Accounts. All items of income or gain recognized by the Company upon liquidation or the sale, exchange or other disposition of all or substantially all of the assets of the Company Group or any Unrealized Gain or Unrealized Loss (or to the extent necessary, items thereof) deemed recognized as a result of a Revaluation Event shall be allocated among the Members in a manner such that, after giving effect to this Section 6.1(b)(x), the Capital Account balances of the Members, immediately after making such allocations, are equal to the same ratio as the Members’ respective Percentage Interests.
(xi)Noncompensatory Option. Any Member who has received its interest pursuant to the exercise of a Noncompensatory Option shall be allocated gain or loss or reallocated capital from other Members’ Capital Accounts as necessary to comply with Treasury Regulation Section 1.704-1(b)(2)(iv)(5).
(xii)Curative Allocation.
(A)Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of gross income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss allocated to each Member pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Member under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1 and Simulated Depletion and Simulated Loss had been included in the definition of Net Income and Net Loss. In exercising its discretion under this Section 6.1(b)(xii)(A), the Managing Member may take into account future Required Allocations that, although not yet made, are likely to offset other Required Allocations previously made. Allocations pursuant to this Section 6.1(b)(xii)(A) shall only be made with respect to Required Allocations to the extent the Managing Member determines that such allocations will otherwise be inconsistent with the economic agreement among the Members.
(B)The Managing Member shall, with respect to each taxable period, (1) apply the provisions of Section 6.1(b)(xii)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(b)(xii)(A) among the Members in a manner that is likely to minimize such economic distortions.
(c)Simulated Basis; Simulated Depletion and Simulated Loss; Simulated Gain; Amount Realized.
(i)Simulated Basis. For purposes of determining and maintaining the Members’ Capital Accounts, (i) the initial Simulated Basis of each oil and gas property (as defined in Section 614 of the Code) of the Company shall be allocated among the Members, Pro Rata and (ii) if the Carrying Value of an oil and gas property (as defined in Section 614 of the Code) is adjusted pursuant to Section 5.3(d), the Simulated Basis of such property (as adjusted to reflect the adjustment to the Carrying Value of such property), shall be allocated to the Members, Pro Rata.

(ii)Simulated Depletion and Simulated Loss. For purposes of applying clause (z) of the second sentence of Section 5.3(a), Simulated Depletion and Simulated Loss with respect to each oil and gas property (as defined in Section 614 of the Code) of the Company shall reduce each Member’s Capital Account in proportion to the manner in which the Simulated Basis of such property is allocated among the Members pursuant to Section 6.1(c)(i).
(iii)Simulated Gain. For purposes of applying clause (iii) of the second sentence of Section 5.3(a), Simulated Gain for any taxable period will be treated as included in either Net Income or Net Loss and allocated pursuant to Section 6.1(a).
(iv)Amount Realized. For purposes of Treasury Regulation Sections 1.704-1(b)(2)(iv)(k)(2) and 1.704-1(b)(4)(iii), the amount realized on the disposition of any oil and gas property (as defined in Section 614 of the Code) of the Company shall be allocated (i) first to the Members in an amount equal to the remaining Simulated Basis of such property in the same proportions as the Simulated Basis of such property was allocated among the Members pursuant to Section 6.1(c)(i), and (ii) any remaining amount realized shall be allocated to the Members in the same ratio as Simulated Gain from the disposition of such oil and gas property is allocated pursuant to Section 6.1(a).
Section 6.2    Allocations for Tax Purposes.
(a)Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss, deduction and credit shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 6.1.
(b)The deduction for depletion with respect to each separate oil and gas property (as defined in Section 614 of the Code) shall be computed for federal income tax purposes separately by the Members rather than by the Company in accordance with Section 613A(c)(7)(D) of the Code. Except as provided in Section 6.2(c), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Company under Section 754 of the Code), the adjusted tax basis of each oil and gas property (as defined in Section 614 of the Code) that is (i) a Contributed Property shall initially be allocated among the non-contributing Members, Pro Rata, but not in excess of any such Member’s share of Simulated Basis as determined pursuant to Section 6.1(c)(i), and (ii) not a Contributed Property or an Adjusted Property shall initially be allocated to the Members in proportion to each such Member’s share of Simulated Basis as determined pursuant to Section 6.1(c)(i). If there is an event described in Section 5.3(d), the Managing Member shall reallocate the adjusted tax basis of each oil and gas property in a manner consistent with the principles of Section 704(c) of the Code and Section 6.2(c).
Each Member shall separately keep records of his share of the adjusted tax basis in each oil and gas property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his gain or loss on the disposition of such property by the Company.
(c)In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Members in the manner provided under Section 704(c) of the Code, and the Treasury Regulations promulgated under Section 704(b) and 704(c) of the Code, with any permissible method determined to be appropriate by the Managing Member (taking into account the Managing Member’s discretion under Section 6.1(c)(x)); provided that solely with respect to any Book-Tax Disparities as of the date hereof attributable to any Asset (as defined in the PSA) acquired from TWR IV pursuant to the PSA, the Company shall use the “traditional method with curative allocations” described in Treasury Regulations 1.704-3(c) solely using curative items of depletion.
(d)In accordance with Treasury Regulation Sections 1.1245-1(e) and 1.1250-1(f), any gain allocated to the Members upon the sale or other taxable disposition of any Company asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Members (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.
(e)All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Company; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Managing Member) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.
(f)Each item of Company income, gain, loss and deduction, for federal income tax purposes, shall be determined for each taxable period and the Managing Member shall prorate and allocate such items to the Members in a manner permitted by Section 706 of the Code and the regulations and rulings promulgated thereunder.
(g)If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Managing Member shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).
Section 6.3    Distributions to Record Holders.
(a)The Managing Member may adopt a cash distribution policy, which it may change from time to time without amendment to this Agreement.

(b)The Company will make distributions, if any, to all Record Holders of Units, Pro Rata.
(c)Notwithstanding Section 6.3(b), in the event of the dissolution and liquidation of the Company, all cash received during or after the Quarter in which the Liquidation Date occurs shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.
(d)Each distribution in respect of a Unit shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Unit as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.
ARTICLE VII
MANAGEMENT AND OPERATION OF BUSINESS
Section 7.1    Management.
(a)The business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of the Managing Member, which may from time to time delegate authority to its officers or to others to act on behalf of the Company. Without limiting the foregoing provisions of this Section 7.1(a), the Managing Member shall have the sole power to manage or cause the management of the Company, including the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity. Viper is the Managing Member of the Company.
(b)No Non-Managing Member, in his or her or its capacity as such, shall participate in or have any control over the business of the Company. Except as expressly provided herein, neither the Units nor the fact of a Non-Managing Member’s admission as a member of the Company confer any rights upon the Non-Managing Members to participate in the management of the affairs of the Company. Except as expressly provided herein, no Non-Managing Member shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote or consent with respect to under the Delaware Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required by law or expressly provided in Section 7.1(c) or by separate agreement with the Company, no Non-Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Non-Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or her or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member.
(c)To the fullest extent permitted by law, the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to officers, agents and employees of the Company, the Managing Member, or its Affiliates (including officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or officer) to enter into and perform any document on behalf of the Company.
(d)Without limiting the generality of Section 7.1(a)-(c), the Managing Member may appoint such officers as it shall deem necessary or advisable who shall hold their offices for such terms, shall have authority (subject to such conditions as may be prescribed by the Managing Member) to sign deeds, mortgages, bonds, contracts or other instruments on behalf of the Company and shall exercise such other powers and perform such other duties as shall be determined from time to time by the Managing Member. Unless otherwise determined by the Managing Member, each such officer shall hold office until his or her successor is chosen and qualified. Any officer appointed by the Managing Member may be removed at any time, with or without cause, upon notice by the Managing Member. Any vacancy occurring in any office of the Company shall be filled by the Managing Member in its sole discretion. Any number of offices may be held by the same person. The officers of the Company on and as of the Effective Date have previously been appointed by the Managing Member.
Section 7.2    Replacement of Fiduciary Duties. Notwithstanding any other provision of this Agreement, to the extent that, at law or in equity, the Managing Member or any other Indemnitee would have duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in the Company or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties expressly set forth herein. The elimination of duties (including fiduciary duties) and replacement thereof with the duties expressly set forth herein are approved by the Company, each of the Members, each other Person who acquires an interest in the Company and each other Person bound by this Agreement.
Section 7.3    Indemnification.
(a)To the fullest extent permitted by law, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in Bad Faith or engaged in willful misconduct or fraud or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.3 shall be made only out of the assets of the Company, it being agreed that the Managing Member shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.
(b)To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.3(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 7.3, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 7.3.
(c)The indemnification provided by this Section 7.3 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Non-Managing Member Interests, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.
(d)The Company may purchase and maintain (or reimburse the Managing Member or its Affiliates for the cost of) insurance, on behalf of the Managing Member, its Affiliates, the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)For purposes of this Section 7.3, (i) the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; (ii) excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.3(a); and (iii) action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.
(f)In no event may an Indemnitee subject the Non-Managing Members to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)The provisions of this Section 7.3 are for the benefit of the Indemnitees and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)No amendment, modification or repeal of this Section 7.3 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.3 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.4    Limitation of Liability of Indemnitees.
(a)Notwithstanding anything to the contrary set forth in this Agreement, any Group Member Agreement, or under the Delaware Act or any other law, rule or regulation or at equity, no Indemnitee shall be liable for monetary damages or otherwise to the Company, to another Member, to any other Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement, for losses sustained or liabilities incurred, of any kind or character, as a result of its or any of any other Indemnitee’s determinations, act(s) or omission(s) in their capacities as Indemnitees; provided, however, that an Indemnitee shall be liable for losses or liabilities sustained or incurred by the Company, the other Members, any other Persons who acquire an interest in a Membership Interest or any other Person bound by this Agreement, if it is determined by a final and non-appealable judgment entered by a court of competent jurisdiction that such losses or liabilities were the result of the conduct of that Indemnitee engaged in by it in Bad Faith or engaged in willful misconduct or fraud, or, with respect to any criminal conduct, with the knowledge that its conduct was unlawful.
(b)The Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the Managing Member shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the Managing Member if such appointment was not made in Bad Faith.

(c)To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Company, to the Members, to any Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement, the Managing Member and any other Indemnitee acting in connection with the Company’s business or affairs shall not be liable to the Company, to any Member, to any Person who acquires an interest in a Membership Interest or to any other Person bound by this Agreement for its reliance on the provisions of this Agreement.
(d)Any amendment, modification or repeal of this Section 7.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
Section 7.5    Resolution of Conflicts of Interest; Standards of Conduct and Modification of Duties.
(a)Whenever the Managing Member, acting in its capacity as the managing member of the Company, or any Affiliate of the Managing Member makes a determination or takes or omits to take any action in such capacity, whether or not under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, then, unless another lesser standard is provided for in this Agreement, the Managing Member or such Affiliate (i) shall make such determination, or take or omit to take such action, in Good Faith and (ii) shall not make any such determination, or take or omit to take any such action, that disproportionately and materially adversely affects any Non-Managing Member, solely in its capacity as a Member, relative to the other Non-Managing Members, solely in their capacity as Members. The foregoing and other lesser standards provided for in this Agreement are the sole and exclusive standards governing any such determinations, actions and omissions of the Managing Member and any Affiliate of the Managing Member and no such Person shall be subject to any fiduciary duty or other duty or obligation, or any other, different or higher standard (all of which duties, obligations and standards are hereby waived and disclaimed), under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, or under the Delaware Act or any other law, rule or regulation or at equity. Any such determination, action or omission by the Managing Member or of any Affiliate of the Managing Member will for all purposes be presumed to have been in Good Faith. In any proceeding brought by or on behalf of the Company, any Member, or any other Person who acquires an interest in the Company or any other Person who is bound by this Agreement, challenging such determination, act or omission, the Person bringing or prosecuting such proceeding shall have the burden of proving that such determination, action or omission was not in Good Faith.
(b)Whenever the Managing Member makes a determination or takes or omits to take any action, or any Affiliate of the Managing Member causes the Managing Member to do so, not acting in its capacity as the managing member of the

Company, whether or not under this Agreement, any Group Member Agreement or any other agreement contemplated hereby, then the Managing Member, or such Affiliate causing it to do so, are entitled, to the fullest extent permitted by law, to make such determination or to take or omit to take such action free of any fiduciary duty or duty of Good Faith or other duty or obligation existing at law, in equity or otherwise whatsoever to the Company, to another Member, to any Person who acquires an interest in the Company or to any other Person bound by this Agreement, and the Managing Member or such Affiliate causing it to do so, shall not, to the fullest extent permitted by law, be required to act in Good Faith or pursuant to any fiduciary or other duty or standard imposed by this Agreement, any Group Member Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or at equity.
(c)For purposes of Section 7.5(a) and Section 7.5(b) of this Agreement, “acting in its capacity as the managing member of the Company” means and is solely limited to, the Managing Member exercising its authority as a managing member under this Agreement, other than when it is “acting in its individual capacity.” For purposes of this Agreement, “acting in its individual capacity” means: (i) any action by the Managing Member or its Affiliates other than through the exercise of the Managing Member of its authority as a managing member under this Agreement; and (ii) any action or inaction by the Managing Member by the exercise (or failure to exercise) of its rights, powers or authority under this Agreement that are modified by: (A) the phrase “at the option of the Managing Member,” (B) the phrase “in its sole discretion” or “in its discretion” or (iii) some variation of the phrases set forth in clauses (i) and (ii). For the avoidance of doubt, whenever the Managing Member votes, acquires Membership Interests or transfers its Membership Interests, or refrains from voting or transferring its Membership Interests, it shall be and be deemed to be “acting in its individual capacity.”
(d)Notwithstanding anything to the contrary in this Agreement, the Managing Member and its Affiliates or any other Indemnitee shall have no duty or obligation, express or implied, to (i) sell or otherwise dispose of any asset of the Company Group or (ii) permit any Group Member to use any facilities or assets of the Managing Member and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use. Any determination by the Managing Member or any of its Affiliates to enter into such contracts or transactions shall be in its sole discretion.
(e)The Members and each Person who acquires an interest in the Company or is otherwise bound by this Agreement hereby authorize the Managing Member, on behalf of the Company as a partner or member of a Group Member, to approve actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the Managing Member pursuant to this Section 7.5.
(f)For the avoidance of doubt, whenever the Managing Member or any Affiliate of the Managing Member makes a determination on behalf of the Managing Member, or cause the Managing Member to take or omit to take any action, whether in the Managing Member’s capacity as the Managing Member or in its individual capacity, the standards of care applicable to the Managing Member shall apply to such Persons, and such Persons shall be entitled to all benefits and rights of the Managing Member hereunder, including waivers and modifications of duties, protections and presumptions, as if such Persons were the Managing Member hereunder.
Section 7.6    Other Matters Concerning the Managing Member.
(a)The Managing Member may rely, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(b)The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the advice or opinion of such Persons as to matters that the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in Good Faith and in accordance with such advice or opinion.
(c)The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its or the Company’s duly authorized officers, a duly appointed attorney or attorneys-in-fact.
Section 7.7    Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member and any officer of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Managing Member or any such officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Non-Managing Member, each other Person who acquires an interest in a Membership Interest and each other party who becomes bound by this Agreement hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member or any such officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1    Records and Accounting. The Managing Member shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the Company’s business. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Record Holder of Units or other Membership Interests, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.
Section 8.2    Fiscal Year. The fiscal year of the Company shall be a fiscal year ending December 31.
Section 8.3    Reports. The Managing Member shall cause to be prepared and delivered to the Members such reports, forecasts, studies, budgets and other information as the Members may reasonably request from time to time.
ARTICLE IX
TAX MATTERS
Section 9.1    Tax Returns and Information. The Company shall timely file all returns of the Company that are required for federal, state and local income tax purposes on the basis of the taxable period or year that it is required by law to adopt, from time to time, as determined by the Managing Member. In the event the Company is required to use a taxable period other than a year ending on December 31, the Managing Member shall use reasonable efforts to change the taxable period of the Company to a year ending on December 31. The tax information reasonably required by Members for federal and state income tax reporting purposes with respect to a taxable period (including a Schedule K-1) shall be furnished to them no later than February 28 of the calendar year following the end of the Company’s taxable period; provided that the Company will promptly provide the Members any adjustments or revisions to such Member’s Schedule K-1. In addition, the Company shall furnish to each Non-Managing Member any additional tax information reasonably requested by such Non-Managing Member in order to comply with its organizational documents, including additional detail regarding the source of any items of income, gain, loss, deduction, or credit allocated to such Non-Managing Member to the extent not otherwise reflected in the information provided to the Members under the preceding sentence.
Section 9.2    Tax Characterization. Unless otherwise determined by the Managing Member, the Company shall be treated as a partnership and not as an association taxable as a corporation for U.S. federal income tax purposes. The Members and the Company shall not take any action that would cause the Company to be treated as a corporation for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes) and shall file all tax returns consistent with the tax characterization set forth in this Section 9.2.
Section 9.3    Tax Elections.

(a)The Company shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Managing Member’s determination that such revocation is in the best interests of the Non-Managing Members.
(b)Except as otherwise provided herein, the Managing Member shall determine whether the Company should make any other elections permitted by the Code.
Section 9.4    Tax Controversies.
(a)Subject to the provisions hereof, (i) with respect to tax returns filed for taxable years ending before January 1, 2018, the Managing Member shall be designated as the “tax matters partner” (as defined in Section 6231 of the Code in effect prior to the amendment by the Bipartisan Budget Act of 2015, P.L. 114-74) (the “Tax Matters Partner”) and (ii) with respect to tax returns filed for taxable years beginning on or after January 1, 2018, the Managing Member is designated as the “partnership representative” as defined in Section 6223 of the Code (the “Partnership Representative”). The Partnership Representative shall designate from time to time a “designated individual” to act on behalf of the Partnership Representative, and such designated individual shall be subject to replacement by the Partnership Representative in accordance with the Code and Treasury Regulations.
(b)The Tax Matters Partner or the Partnership Representative shall give prompt written notice to the other Members of any and all notices it receives from the Internal Revenue Service or any other taxing authority concerning the tax matters of the Company. The Company shall reimburse the Tax Matters Partner or the Partnership Representative for any expenses that the Tax Matters Partner or the Partnership Representative incurs in connection with its obligations as Tax Matters Partner or Partnership Representative. The Tax Matters Partner or the Partnership Representative shall not agree to extend the statute of limitations with respect to partnership items of the Company without the consent of all of the Members. No Member shall take any other action with respect to a partnership level audit item which would be binding on the other Member in computing its liability for taxes (or interest, penalties or additions to tax) without the consent of the other Members. Neither the Tax Matters Partner nor the Partnership Representative shall be liable to the Company or the Members for acts or omissions taken or suffered by it in its capacity as either the Tax Matters Partner or the Partnership Representative, as the case may be, in good faith; provided that such act or omission is not in willful violation of this Agreement and does not constitute gross negligence, fraud or a willful violation of law.
(c)With respect to tax returns filed for taxable years beginning on or after January 1, 2018, if permissible, the Partnership Representative may cause the Company to, with the consent of the Members, make the election under Section 6221(b) of the Code with respect to determinations of adjustments at the partnership level and take any other action such as filings, disclosures and notifications necessary to effectuate such election for each year for which the election may be made. If the election described in the preceding sentence is not available and to the extent applicable, if the Company receives a notice of final partnership adjustment as described in Section 6226 of the Code the Partnership Representative may, with the consent of the Members, cause the Company to make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayment by the Company and take other action such as filings, disclosures and notifications necessary to effectuate such election. If the election under Section 6226(a) is not made, then the Company shall make any payment required pursuant to Section 6225 and the Members shall have the obligations set forth in Section 9.5. The Members shall reasonably cooperate with the Company and the Partnership Representative, and undertake any action reasonably requested by the Company, in connection with any elections made by the Partnership Representative or as determined to be reasonably necessary by the Partnership Representative; provided that no Member shall be required to file an amended tax return.
Section 9.5    Withholding.
(a)If taxes and related interest, penalties or additions to taxes are paid by the Company on behalf of all or less than all the Members or former Members, including, without limitation, any payment by the Company of an imputed underpayment under Section 6225 of the Code, the Managing Member may treat such payment as a distribution of cash to such Members, treat such payment as a general expense of the Company, or require that persons who were Members of the Company in the taxable year to which the payment relates (including former Members) indemnify the Company upon request for their allocable share of that payment, in each case as determined appropriate under the circumstances by the Managing Member. The amount of any such indemnification obligation of, or deemed distribution of cash to, a Member or former Member in respect of an imputed underpayment under Section 6225 of the Code shall be reduced to the extent that the Company receives a reduction in the amount of the imputed underpayment under Section 6225(c) of the Code which, in the determination of the Managing Member, is attributable to actions taken by, the tax status or attributes of, or tax information provided by or attributable to, such Managing Member or former Member pursuant to or described in Section 6225(c) of the Code.
(b)Notwithstanding any other provision of this Agreement, the Managing Member is authorized to take any action determined, in its discretion, to be necessary or appropriate to cause the Company and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Company is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation of distribution of income or from a distribution to any Member (including by reason of Section 1446 of the Code), the amount withheld may at the discretion of the Managing Member be treated by the Company as a distribution of cash pursuant to Section 6.3 or Section 12.4(c) in the amount of such withholding from such Member.

ARTICLE X
ADMISSION OF MEMBERS
Section 10.1    Admission of New Members. Without the consent of any other Person, the Managing Member shall have the right to admit as a Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company. Concurrently with the admission of such Member, the Managing Member shall forthwith (a) amend Exhibit A hereto to reflect the name and address of such new Member and to eliminate or modify, as applicable, the name and address of the transferring Member with regard to the transferred Units and (b) cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Member in place of the transferring Member, or the admission of a Member, in each case, at the expense, including payment of any professional and filing fees incurred, of such Member.
Section 10.2    Conditions and Limitations. The admission of any Person as a Member shall be conditioned upon such Person’s written acceptance and adoption of all the terms and provisions of this Agreement by execution and delivery of the Adoption Agreement in the form attached hereto as Exhibit C or such other written instrument(s) in form and substance satisfactory to the Managing Member on behalf of the Company.
ARTICLE XI
WITHDRAWAL OR REMOVAL OF MEMBERS
Section 11.1    Member Withdrawal. No Member shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company, except pursuant to a transfer in accordance with Section 4.4.
Section 11.2    Removal of the Managing Member. The Managing Member may not be removed as the managing member of the Company except by unanimous consent of the Members (including the Managing Member). The removal of the Managing Member as the managing member of the Company shall also automatically constitute the removal of the Managing Member as general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member. If a Person is elected as a successor Managing Member in accordance with the terms of this Section 11.2, such Person shall automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the Managing Member is a general partner or a managing member.
ARTICLE XII
DISSOLUTION AND LIQUIDATION
Section 12.1    Dissolution. The Company shall not be dissolved by the admission of additional Non-Managing Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. The Company shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:
(a)an election to dissolve the Company by the Managing Member ;

(b)the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or
(c)at any time there are no Members, unless the Company is continued without dissolution in accordance with the Delaware Act.
Section 12.2    Liquidator. Upon dissolution of the Company in accordance with the provisions of this Article XII, the Managing Member shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Managing Member) shall be entitled to receive such compensation for its services as may be approved by the Managing Member. The Liquidator (if other than the Managing Member) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by the Managing Member. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be selected by the Managing Member. The right to select a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator selected in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.
Section 12.3    Liquidation. The Liquidator shall proceed to dispose of the assets of the Company, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Section 18-804 of the Delaware Act and the following:
(a)The assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 12.3(c) to have received cash equal to its Net Agreed Value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Company’s assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.
(b)Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.2) and amounts to Members otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.
(c)All property and all cash in excess of that required to satisfy or discharge liabilities as provided in Section 12.3(b) shall be distributed to the Members in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.3(c)) for the taxable period of the Company during which the liquidation of the Company occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable period (or, if later, within 90 days after said date of such occurrence).
Section 12.4    Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property as provided in Section 12.3 in connection with the liquidation of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.
Section 12.5    Return of Contributions. The Managing Member shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from assets of the Company.
Section 12.6    Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.
Section 12.7    Capital Account Restoration. No Non-Managing Member shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Company. The Managing Member shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Company by the end of the taxable year of the Company during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.
ARTICLE XIII
AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT
Section 13.1    Amendments. This Agreement may be amended, supplemented, waived or modified by the written consent of the Managing Member in its sole discretion without the approval of any other Member or other Person; provided that except as otherwise provided herein, no amendment may modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member. Any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member, and the Non-Managing Member(s) shall be deemed a party to and bound by such amendment. Notwithstanding the foregoing, the Managing Member shall not amend this Agreement in a manner that disproportionately and adversely affects any Non-Managing Member relative to the other Non-Managing Members (other than in a de minimis non-economic respect), in each case, solely in each such Non-Managing Member’s capacity as a Member, without the written consent of such adversely affected Non-Managing Member.
ARTICLE XIV
GENERAL PROVISIONS
Section 14.1    Addresses and Notices; Written Communications.
(a)Any notice, demand, request, report or proxy materials required or permitted to be given or made to the Members under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Members at the address described below. Any notice, payment or report to be given or made to the Members hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Membership Interests at his address as shown in the records of the Company, regardless of any claim of any Person who may have an interest in such Membership Interests by reason of any assignment or otherwise. Notwithstanding the foregoing, if (i) the Members shall consent to receiving notices, demands, requests, reports or proxy materials via electronic mail or by the Internet or (ii) the rules of the Commission shall permit any report or proxy materials to be delivered electronically or made available via the Internet, any such notice, demand, request, report or proxy materials shall be deemed given or made when delivered or made available via such mode of delivery. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 14.1(a) executed by the Managing Member or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report given or made in accordance with the provisions of this Section 14.1(a) is returned marked to indicate that such notice, payment or report was unable to be delivered, such notice, payment or report and, in the case of notices, payments or reports returned by the United States Postal Service (or other physical mail delivery mail service outside the United States of America), any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Company of a change in his address) or other delivery if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member may rely and shall be protected in relying on any notice or other document from any Member or other Person if believed by it to be genuine.
(b)The terms “in writing,” “written communications,” “written notice” and words of similar import shall be deemed satisfied under this Agreement by use of e-mail and other forms of electronic communication.

Section 14.2    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
Section 14.3    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 14.4    Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
Section 14.5    Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.
Section 14.6    Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
Section 14.7    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.
Section 14.8    Applicable Law; Forum; Venue and Jurisdiction; Waiver of Trial by Jury; Attorney Fees.
(a)This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
(b)Each of the Members and each Person holding any beneficial interest in the Company (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise):
(i)irrevocably agrees that any claims, suits, actions or proceedings (A) arising out of or relating in any way to this Agreement (including any claims, suits or actions to interpret, apply or enforce the provisions of this Agreement or the duties, obligations or liabilities among Members or of Members to the Company, or the rights or powers of, or restrictions on, the Members or the Company), (B) brought in a derivative manner on behalf of the Company, (C) asserting a claim of breach of a fiduciary or other duty owed by any director, officer, or other employee of the Company, or owed by the Managing Member, to the Company or the Non-Managing Members, (D) asserting a claim arising pursuant to any provision of the Delaware Act or (E) asserting a claim governed by the internal affairs doctrine shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims;
(ii)irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction) in connection with any such claim, suit, action or proceeding;
(iii)agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of the Court of Chancery of the State of Delaware or of any other court to which proceedings in the Court of Chancery of the State of Delaware may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper;
(iv)expressly waives any requirement for the posting of a bond by a party bringing such claim, suit, action or proceeding;
(v)consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof; provided, nothing in this clause (v) shall affect or limit any right to serve process in any other manner permitted by law;
(vi)IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY SUCH CLAIM, SUIT, ACTION OR PROCEEDING; and
(vii)agrees that if such Member or Person does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought in any such claim, suit, action or proceeding, then such Member or Person shall be obligated to reimburse the Company and its Affiliates for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that the parties may incur in connection with such claim, suit, action or proceeding.
Section 14.9    Invalidity of Provisions. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and part thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.
Section 14.10    Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.
Section 14.11    Facsimile and Email Signatures. The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) or similar format affixed in the name and on behalf of the Company on certificates representing Membership Interests is expressly permitted by this Agreement.
Section 14.12    Third-Party Beneficiaries. Each Member agrees that any Indemnitee shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to such Indemnitee.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.
Viper Energy, Inc.
By:    /s/ Matthew Kaes Van’t Hof
Name:    Matthew Kaes Van’t Hof
Title:    President
Diamondback Energy, Inc.
By:    /s/ Matthew Kaes Van’t Hof
Name:    Matthew Kaes Van’t Hof
Title:    President and Chief Financial Officer
Diamondback E&P LLC
By:    /s/ Matthew Kaes Van’t Hof
Name:    Matthew Kaes Van’t Hof
Title:    President and Chief Financial Officer
Tumbleweed Royalty IV, LLC
By:    /s/ Cody C. Campbell
Name:    Cody C. Campbell
Title:    Co-Chief Executive Officer

[Signature Page to Third Amended and Restated Limited Liability Company Agreement]

EXHIBIT A
Unitholders
As of May 1, 2025

Name	Address	Number of Units
Viper Energy, Inc.	500 West Texas Ave., Suite 100, Midland, TX 79701	131,083,704
Diamondback Energy, Inc.	500 West Texas Ave., Suite 100, Midland, TX 79701	77,364,925
Endeavor Energy Resources, L.P.	500 West Texas Ave., Suite 100, Midland, TX 79701	69,626,640
Diamondback E&P LLC	500 West Texas Ave., Suite 100, Midland, TX 79701	8,066,528
Tumbleweed Royalty IV, LLC	3724 Hulen Street, Fort Worth, TX 76107	10,093,670
NGU Management LLC	400 N. Marienfeld Street Midland, TX 79701	432,053
EnCap Energy Capital Fund X, L.P.	9651 Katy Fwy., Suite 600 Houston, TX 77024	1,968,244

Exhibit A to
Third Amended and Restated Limited Liability Company Agreement of
Viper Energy Partners LLC

EXHIBIT B
Intentionally Omitted

EXHIBIT C
Adoption Agreement
This Adoption Agreement is executed by the undersigned pursuant to the Third Amended and Restated Limited Liability Company Agreement of Viper Energy Partners LLC (the “Company”), dated as of October 1, 2024, as amended, restated or supplemented from time to time, a copy of which is attached hereto and is incorporated herein by reference (the “Agreement”). By the execution of this Adoption Agreement, the undersigned agrees as follows:
1.Acknowledgment. The undersigned acknowledges that he/she is acquiring [____] Units of the Company as a Member, subject to the terms and conditions of the Agreement (including the Exhibits thereto), as amended from time to time. Capitalized terms used herein without definition are defined in the Agreement and are used herein with the same meanings set forth therein.
2.Agreement. The undersigned hereby joins in, and agrees to be bound by, subject to, and enjoy the benefit of the applicable rights set forth in, the Agreement (including the Exhibits thereto), as amended from time to time, with the same force and effect as if he/she were originally a party thereto.
3.Notice. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below.
EXECUTED AND DATED on this _____ day of ______, 20__.

[NAME]

By:
Name:
Title:

Notice Address:

Facsimile: